Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of April 27, 2011 to the Second Amended and Restated Credit Agreement dated as of October 19, 2009 (as amended prior to the date hereof, the “Credit Agreement”) among Windstream Corporation (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and Citibank, N.A. and Wachovia Bank, National Association, as co-documentation agents (the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement, as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the amendments herein become effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendments to the Credit Agreement.

              (a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

    “Applicable Revolving Rate” means, with respect to 2015 Eurodollar Revolving Loans and 2015 ABR Revolving Loans on any day, the percentage per annum corresponding to the Leverage Ratio on such day as set forth in the table below:

Leverage Ratio	Applicable Revolving Rate
	2015 Eurodollar Revolving Loans	2015 ABR Revolving Loans
Category 1 ≥ 3.25 to 1.0	2.25%	1.25%
Category 2 < 3.25 to 1.0 but ≥ 3.00 to 1.0	2.00%	1.00%
Category 3 < 3.00 to 1.0 but ≥ 2.75 to 1.0	1.75%	0.75%
Category 4 < 2.75 to 1.0	1.50%	0.50%

    For purposes of the foregoing, (i) the Applicable Revolving Rate shall be determined as of the end of each Fiscal Quarter based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Revolving Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that, at the option of the Administrative Agent (or at the request of the Required Revolving Lenders), the Leverage Ratio shall be deemed to be in Category 1 if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to  Sections 5.01(a) and (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

    “Second ARCA Second Amendment Effective Date” shall have the meaning assigned thereto in Amendment No. 2 dated as of April 27, 2011 to this Agreement.

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the following terms and their respective definitions:
(i) “Extension Request”;
(ii) “Non-extending 2011 Revolving Lenders”; and
(iii) “Response Deadline”.

(c) (i) Each reference to “2013 Commitment Fee Rate” in the Credit Agreement shall be replaced with a reference to “2015 Commitment Fee Rate”.
(ii) Each reference to “2013 Revolving Commitment” in the Credit Agreement shall be replaced with a reference to “2015 Revolving Commitment”.
(iii) Each reference to “2013 Revolving Credit Exposure” in the Credit Agreement shall be replaced with a reference to “2015 Revolving Credit Exposure”.
(iv) Each reference to “2013 Revolving Lender” in the Credit Agreement shall be replaced with a reference to “2015 Revolving Lender”.
(v) Each reference to “2013 Revolving Loan” in the Credit Agreement shall be replaced with a reference to “2015 Revolving Loan”.
(d) The definition of 2015 Revolving Commitment is amended by deleting the last sentence thereof and replacing it with the following:
               “The initial amount of each 2015 Revolving Lender’s Revolving Commitment as of the Second ARCA Second Amendment Effective Date is set forth on Schedule 2.01-B under the caption “2015 Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 2015 Revolving Commitment.”

(e) The definition of Applicable Rate is hereby amended and restated in its entirety as follows:

      “Applicable Rate” means, for any day, the following percentages per annum:

Class	Eurodollar Loans	ABR Loans
2015 Revolving Loans	Applicable Revolving Rate for 2015 Eurodollar Revolving Loans	Applicable Revolving Rate for 2015 ABR Revolving Loans
Tranche A Term Loan	1.25%	0.25%

Class	Eurodollar Loans	ABR Loans
Tranche A-2 Term Loan	2.25%	1.25%
Tranche B-1 Term Loan	1.50%	0.50%
Tranche B-2 Term Loan	2.75%	1.75%
Incremental Loan	Rate specified in the Incremental Facility Amendment

              (f)    Clause (b)(iii) of the definition of Available Distributable Cash is hereby amended by (x) inserting “(x)” after the second usage of the phrase “other than” and (y) inserting the phrase “and (y) any such payments in respect of Restricted Indebtedness made pursuant to Section 6.08(b)(v)” at the end of such clause (b)(iii).

              (g)   Clause (iii) of the definition of Capital Expenditures is hereby amended and restated in its entirety as follows: “(iii) any capital expenditure paid for (or that will be paid for) with RUS Grant Funds.”.

              (h)   The definition of Interest Coverage Ratio is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the Fiscal Quarter most recently ended”.

              (i)    The definition of Leverage Ratio is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the Fiscal Quarter most recently ended”.

              (j)    The definition of Pro Forma Basis is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the four consecutive Fiscal Quarter period of the Borrower most recently ended”.

(k) The definition of Revolving Maturity Date is hereby amended and restated in its entirety as follows:
“Revolving Maturity Date” means December 17, 2015.
(l) Section 2.07(d) is hereby deleted in its entirety and replaced with “[Reserved].”.

(m) Section 2.10(b) is hereby deleted in its entirety and replaced with “[Reserved].”.
              (n)   Section 6.01(a)(viii) is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the most-recently ended Fiscal Quarter”.

              (o)   Section 6.01(a)(ix) is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the most-recently ended Fiscal Quarter”.

              (p)   Section 6.01(a)(xx) is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the most-recently ended Fiscal Quarter”.

              (q)   Section 6.01(a)(xxi) is hereby amended by inserting the phrase “for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b)” immediately after the words “the most-recently ended Fiscal Quarter”.

(r) Clause (y) of Section 6.04(f) is hereby amended by deleting the phrase “under operating leases and similar contracts”.
              (s)    Section 6.08(b) is hereby amended by (x) deleting the word “and” at the end of clause (iii), (y) changing the period at the end of clause (iv) to “; and” and (z) adding the following new clause (v):

“(v) payments or distributions in respect of Restricted Indebtedness on and after January 1, 2011 in an aggregate amount not to exceed $750,000,000.”
(t) Schedule 2.01-B attached hereto is hereby attached as Schedule 2.01-B to the Credit Agreement.

SECTION 3.  Representations Correct; No Default.  (a) The Borrower represents and warrants that, after giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case as though made on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warrant is true and correct in all material respects as of such earlier date) and (ii) no Default has occurred and is continuing as of the date hereof.

              (b)   The Borrower represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no material Governmental Authorization is or will be required in connection with the execution and delivery of this Amendment.

              (c)   The Borrower represents and warrants that this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.  Counterparts.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.  Costs and Expenses.  Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s reasonable out-of-pocket expenses, paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent in connection with the foregoing.

SECTION 6.  Effectiveness.  (a) This Amendment shall become effective as of the date hereof on the date (the “Second ARCA Second Amendment Effective Date”) when the Administrative Agent shall have received:

         (i)    duly executed counterparts hereof signed by the Borrower, each Revolving Lender and the Required Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender);

(ii) each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent;
         (iii)    the favorable legal opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties and (ii) John P. Fletcher, Esq., general counsel of the Borrower, in each case addressed to the Lenders, the Administrative Agent, the Collateral Agent and each L/C Issuer dated the Second ARCA Second Amendment Effective Date, which opinions shall be reasonably satisfactory to the Administrative Agent;

(iv) such documents and certificates as the Administrative Agent may reasonably request relating to the authorization of execution, delivery and performance of this Amendment; and
         (v)    all amounts due and payable pursuant to Section 5 of this Amendment and all other amounts payable pursuant to Section 9.03(a) of the Credit Agreement, in each case for which invoices have been presented not later than one Business Day prior to the Second ARCA Second Amendment Effective Date.

              (b)   Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 7.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

WINDSTREAM CORPORATION, as Borrower
By:	/s/ Jeffery R. Gardner
Name: Jeffery R. Gardner
Title: President and Chief Executive Officer

Signature Page to
Amendment No. 2 to Second ARCA

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender
By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director

Signature Page to
Amendment No. 2 to Second ARCA

[OTHER LENDERS]
By:	[On file with Administrative Agent]
Name:
Title:

Signature Page to
Amendment No. 2 to Second ARCA

Schedule 2.01-B

2015 Revolving Commitments

2015 Revolving Lender	2015 Revolving Commitment

J.P. Morgan	$128,880,000

Wells Fargo & Company	$109,000,000

BNP Paribas	$104,000,000

Citibank N.A.	$100,000,000

Morgan Stanley Bank, N.A.	$100,000,000

Royal Bank of Canada	$100,000,000

The Royal Bank of Scotland plc	$100,000,000

Deutsche Bank AG	$90,000,000

SunTrust Bank	$85,800,000

Barclays Bank PLC	$83,000,000

Bank of America, N.A.	$82,500,000

Goldman Sachs Bank USA	$75,000,000

Union Bank, N.A.	$35,000,000

Cobank ACB	$31,820,000

Goldman Sachs Credit Partners L.P.	$25,000,000

Total	$1,250,000,000

Schedule 2.01-B